SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of report: June 2, 2000


                        ALLIED HEALTHCARE PRODUCTS, INC.
               (Exact Name of Registrant as Specified in Charter)





      Delaware                       0-19266                     23-1370721
   (State  or  Other               (Commission                 (IRS  Employer
    Jurisdiction  of               File  Number)             Identification No.)
    Incorporation)



                   1720  Sublette  Avenue
                   St.  Louis,  MO                                     63110
                  (Address  of  Principal  Executive  Offices)     (Zip  Code)



                   (314)  771-2400
                   (Registrant's  telephone  number,  including  area  code)



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ITEM  5.       OTHER  EVENTS.

     On April 2, 1999, the Registrant issued a news release it has been advised that District No. 9 International Association of Machinists and Aerospace Workers has announced a work stoppage effective midnight May 31, 2000. This work stoppage arises from a failure of the Union and Allied Healthcare Products, Inc. to consent to terms of an Agreement Between Allied Healthcare Products, Inc. Medical Products Division and District No. 9 International Association of Machinists and Aerospace Workers. The news release is attached as Exhibit 1 hereto, is incorporated herein by reference and made a part hereof.


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                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        ALLIED HEALTHCARE PRODUCTS, INC.


Date:  June  2,  2000                         By:  /s/Earl  R.  Refsland
                                                    --------------------
                                              Name:  Earl  R.  Refsland
                                              Title:  President and
                                                      Chief  Executive Officer


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
                                  EXHIBIT  INDEX


Exhibit  No.                Description                               Page  No.
------------                -----------                               ---------

       1.                  News  Release  dated  April  2,  1999            5


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Exhibit  1  -  Press  Release

FOR  IMMEDIATE  RELEASE



CONTACTS:     TOM  JENULESON               TOM  GOYDA
              CFO                          SHANDWICK
              (314)  771-2400              (314)  436-6565



                       ALLIED HEALTHCARE PRODUCTS COMMENTS
                             ON UNION WORK STOPPAGE

     ST. LOUIS, June 2, 2000-Allied Healthcare Products, Inc. (NASDAQ: AHPI) stated today that the company expects to be able to continue to ship products during a work stoppage initiated by District 9 of the International Association of Machinists and Aerospace Workers on June 1, 2000.
     The company's contract with the union expired at midnight on May 31, 2000 and the two parties have been unable to come to terms on a new agreement. At this time, no further contract negotiations between Allied management and union representatives have been scheduled.

     Allied Healthcare Products, Inc., is a leading manufacturer of respiratory care products, medical gas equipment and emergency medical products used in a wide range of hospital and alternate care settings.


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